EXHIBIT 99.1

Lithia Motors to Present at the Morgan Stanley Global Automotive Conference March 19th, 2008

MEDFORD, OREGON, March 12, 2008 (For Immediate Release) – Lithia Motors, Inc. (NYSE: LAD) today announced that Chairman and CEO Sid DeBoer; and Jeff DeBoer, Chief Financial Officer will present at the Morgan Stanley Global Automotive Conference being held at the Crowne Plaza Times Square in Manhattan, NY at 10:30 am ET on Wednesday, March 19th 2008.

This conference will have a slide presentation and live audio webcast, with a replay available for up to one year, accessible through either the following link, www.corporate-ir.net/ireye/conflobby.zhtml?ticker=LAD&item_id=1789167, or the Investor Relations section of Lithia’s website.

About Lithia

Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 28 brands of new and all brands of used vehicles at 110 stores which are located in 46 markets within 15 states. Internet sales are centralized at www.Lithia.com , or through the recently launched www.L2Auto.com . Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 105,323 new and used vehicles and had $3.23 billion in total revenue in 2007. Lithia is publicly traded (NYSE: LAD) and is available on the web at www.Lithia.com.

Additional Information

For additional information on Lithia Motors, contact the Investor Relations Department: (541) 618-5770 or log-on to: www.lithia.com – go to Investor Relations